Exhibit 32.2

DARIOHEALTH CORP.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of DarioHealth Corp., or the Company, on Form 10-Q for the period ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Zvi Ben David, Chief Financial Officer, Secretary and Treasurer, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Zvi Ben David
Zvi Ben David
Chief Financial Officer, Secretary and Treasurer
(Principal Financial Officer)

August 10, 2023